EXHIBIT 99

                 PRESS RELEASE OF WEBSTER CITY FEDERAL BANCORP

                                                              September 23, 2004
                                                           FOR IMMEDIATE RELEASE

                                           Contact: Phyllis A. Murphy, President
                                                     and Chief Executive Officer
                                                               Tel (515)832-3071


                          WEBSTER CITY FEDERAL BANCORP
                    DEREGISTERS AND DELISTS ITS COMMON STOCK


Webster City Federal Bancorp (the "Company") announced that the Company filed on September 23, 2004 with the Securities and Exchange Commission to terminate the registration of its common stock under the Securities and Exchange Act of 1934. As a result of this deregistration, the Company also will be delisting its common stock on the Nasdaq Small Cap Market.

According to Phyllis Murphy, President and Chief Executive Officer of the Company, "The Board of Directors of the Company concluded that the increased costs and administrative burdens associated with continued registration with the SEC and listing with the Nasdaq Small Cap Market were no longer justified given the small number of Company stockholders and the relatively low level of trading in the Company's common stock." Mrs. Murphy further stated that "The Board has emphasized that the Company will continue to conduct business as it has in the past, and will continue to provide financial and other information with respect to the Company to stockholders on a regular basis. The Company will make every effort to ensure that the Company's common stock is quoted on the Pink Sheets and information regarding the Company is made available for existing and potential stockholders."

Webster City Federal Bancorp is the holding company for Webster City Federal Savings Bank and Security Title & Abstract, Inc. Information regarding the Company is available on the Bank's website at www.webcityfed.com.

Safe Harbor Statement
---------------------

This news  release  and  other  releases  and  reports  issued  by the  Company, including reports to the Securities and Exchange Commission, may contain "forward-looking statements". The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions.